UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2007

PETROSOUTH ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-130673
(Commission File Number)

20-8756823
(IRS Employer Identification No.)

20333 State Highway 249, Suite 200 – 11, Houston, TX 77070-26133
(Address of principal executive offices and Zip Code)

(281) 378-1563
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 30, 2007, we entered into a share exchange agreement with PetroSouth Energy Corp., a private British Virgin Islands corporation (“PetroSouth Energy Corp. BVI”), and the former shareholders of PetroSouth Energy Corp. BVI. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock in the capital of PetroSouth Energy Corp. BVI occurred on October 2, 2007.

On October 2, 2007, we completed the acquisition of all the issued and outstanding common stock of PetroSouth Energy Corp. BVI pursuant to the share exchange agreement dated September 30, 2007 among our company, as purchaser, and all of the shareholders of PetroSouth Energy Corp. BVI, as vendors.  As a result of the share exchange, the shareholders of PetroSouth Energy Corp.  BVI now own approximately 29% of our issued and outstanding common stock.

Before the acquisition and since it’s inception on July 5, 2005, the independent registered public accounting firm for PetroSouth Energy Corp. (formerly Mobridge Explorations, Inc.) was Madsen and Associates, CPAs. Because of the above described acquisition we have decided to shift the focus of our exploration activities from mineral to oil and gas. In so doing the company has sought out and independent registered accounting firm with expertise in the accounting of oil and gas exploration and development activities. Accordingly, the company’s board of directors determined to change its independent registered accounting firm from Madsen and Associates to Weaver and Tidwell LLP. As of the date of this filing, Madsen and Associates was dismissed as the independent registered public accounting firm of our company and Weaver and Tidwell was engaged as the independent registered public accounting firm of our company on the same date.

The report of  Madsen and Associates on the Company’s financial statements since it’s inception did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, but did contain an explanatory paragraph relating to our company’s ability to continue as a “going concern”.

In connection with the audit of the company’s financial statements as of June 30, 2007 and the period July 9, 2005 (inception) to June 30, 2007, and through the date of dismissal, there were no disagreements with Madsen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Madsen, would cause Madsen to make reference to the matter in its report.  During the most recent fiscal year and through the date of dismissal of Madsen, no information is required to be reported under Item 304(a)(1)(iv)(B) of Regulation S-B.  The report on the financial statements prepared by Madsen, for the last fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals except that Madsen, expressed in their report substantial doubt about our ability to continue as a going concern.

Weaver and Tidwell was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

The company has provided Madsen with a copy of this Current Report on Form 8-K and has requested Madsen furnish the company with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, to state the respects in which it does not agree with such statements. A copy of that letter is filed with this Current Report on Form 8-K and attached hereto as Exhibit 16.1.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are included in this current report:

Exhibit No.

16.1	Letter from Madsen and Associates, CPAs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROSOUTH ENERGY CORP.

By: /s/ Fred Zaziski
Fred Zaziski
Chief Executive Officer, President and Director

Date:  October 26, 2007